NON-COMPETE AGREEMENT

This Non-Compete Agreement is entered into as of December 10, 2007 (the "**Effective Date**"), by and between Digital Imaging Resources, Inc., a Delaware corporation (the "**Company**") and the undersigned person (the "**Executive**").

WHEREAS, the Company contemplates employing the Executive upon the consummation of a proposed merger between with Boomerang Systems, Inc., a Utah corporation, and the Company's wholly-owned subsidiary, Digital Acquisition Sub, Inc., a Delaware Corporation (the "Merger").

WHEREAS, the Executive acknowledges that following consummation of the Merger: (i) the Company will be engaged in the development, engineering, sale, distribution, fabrication, installation and servicing of multi-story automated storage/retrieval systems and automated multi-story automotive parking systems, and the sale of related products and services (the "Business"), (ii) the Business involves the identification and development of new markets, (iii) the Company will have trade secrets and confidential information concerning the Business, and (iv) the agreements and covenants contained herein are essential to protect the Business of the Company following the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained herein, the Company and the Executive agree as follows:

(a) Non-Compete. The Executive covenants and agrees that, upon closing of the Merger and during his employment with the Company and for a period expiring three (3) years after the date of termination of such employment (the "Restricted Period"), he will not use his technical knowledge for the benefit of any other company or party engaged in the Business in the United States..

(b) Confidential Information. During and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use, in competition with or in a manner otherwise detrimental to the interests of the Company, for the benefit of himself or others, other than the Company, any confidential information, including, without limitation, any confidential "know-how," trade secrets, engineering plans, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans and new personnel acquisition plans related to the Business ("Confidential Information"). The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to information that becomes generally available to the public other than (x) as a result of a disclosure by the Executive or any agent or other representative thereof, (y) as a result of Confidential Information learned or made available by a customer or vendor of the Company, or (z) Confidential Information made available in breach of this Agreement. The Executive shall not have any obligation hereunder to keep confidential any of the Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by the Executive to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law the Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order.

(c) Employees of the Buyers. During the Restricted Period the Executive shall not, directly or indirectly, (i) hire or solicit any employee of the Company or encourage any such employee to leave such employment, or (ii) solicit, induce or influence any customer, supplier, lender, lessor or any other person or entity which has a business relationship with the Company to discontinue or reduce the extent of such relationship with the Company.

(d) Rights and Remedies Upon Breach. In the event the Executive breaches, or threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

(i) the right and remedy to seek to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction; and

(ii) the right and remedy to seek to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by such party as the result of any transactions constituting a breach of the Restrictive Covenants.

(e) Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

(f) Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

(g) Enforceability in Jurisdictions. The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts in New York.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

DIGITAL IMAGING RESOURCES, INC.

By: ____________________

Title:

EXECUTIVE

By: [signature]

Stan Checketts
(Print Name)

805 Canyon Road
Providence Utah 84332
(Address)

301769